Exhibit 10.1

ITEX CORPORATION

EXECUTIVE RESTRICTED STOCK AGREEMENT

          This Agreement is made as of the Grant Date (as defined in section 1.0), by and between the Participant (as defined in section 1.0) and ITEX Corporation, a Nevada corporation (the “Company”).

          Whereas, the Company maintains the ITEX Corporation 2004 Equity Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the Compensation Committee administering the Plan (the “Committee”) to receive a Restricted Stock award under the Plan;

          NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1.0     Terms of Award

          1.1     The following terms used in this Agreement shall have the meanings set forth in this paragraph 1.0:

(a)	The “Participant” is Steven White, CEO.

(b)	The “Grant Date” is July 6, 2006.

(c)	The “Restricted Period” is the period beginning on the Grant Date and ending on July 6, 2009, subject to the vesting schedule in Section 5.0 below.

(d)

The number of shares of “Restricted Stock” awarded under this Agreement shall be 300,000 shares.  Shares of “Restricted Stock” are shares of Stock granted under this Agreement and are subject to the terms of this Agreement and the Plan.

          Other terms used in this Agreement are defined pursuant to paragraph 6 or elsewhere in this Agreement.  Unless otherwise defined in this Agreement, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2.0     Award

          2.1     The Participant is hereby granted the number of shares of Restricted Stock set forth in paragraph 1.0.

3.0     Dividends and Voting Rights

          3.1     The Participant shall be entitled to receive any dividends paid with respect to shares of Restricted Stock that become payable during the Restricted Period; provided, however, that no dividends shall be payable to or for the benefit of the Participant for shares of Restricted Stock with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those shares of Restricted Stock.  The Participant shall be entitled to vote the shares of Restricted Stock during the Restricted Period to the same extent as would have been applicable to the Participant if the Participant was then vested in the shares; provided, however, that the Participant shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the shares of Restricted Stock.

4.0     Deposit of Shares of Restricted Stock

          4.1     Each certificate issued in respect of shares of Restricted Stock granted under this Agreement shall be registered in the name of the Participant and shall be deposited in escrow with the Secretary of the Company or with outside counsel for the Company.  The grant of Restricted Stock is conditioned upon the Participant endorsing in blank an Assignment Separate from Certificate for the Restricted Stock in the form of Exhibit A.  The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with Section 5.  Upon delivery of the certificates (or other assets and securities) to the Company, the Owner shall be issued an instrument of deposit acknowledging the number of shares of Restricted Stock (or other assets and securities) delivered in escrow to the Secretary of the Company.

5.0     Vesting; Transfer and Forfeiture of Shares

          5.1     If the Participant’s Date of Termination (as defined below) does not occur during the Restricted Period with respect to any shares of Restricted Stock, then, at the end of the Restricted Period for such shares, the Participant shall become fully vested in those shares of Restricted Stock, and shall own the shares free of all restrictions otherwise imposed by this Agreement.  Provided the Participant continues to be an Eligible Recipient, Participant shall become vested in the shares of Restricted Stock, and become owner of the shares free of all restrictions otherwise imposed by this Agreement, prior to the end of the Restricted Period, in accordance with the following provisions:

(a)

The shares of Restricted Stock shall vest monthly over the Restricted Period, such that 1/36th of the Restricted Shares shall vest one month after the Grant Date and an additional 1/36th of the remaining number of shares of Restricted Stock shall vest after each of the next 35 months thereafter.

(b)

The Participant shall become vested in the shares of Restricted Stock prior to the date the Restricted Stock would otherwise become vested as of the Participant’s Date of Termination, if the Participant’s Date of Termination occurs by reason of the Participant’s death or Disability, or if the Participant’s Date of Termination occurs by reason of the Participant’s termination by the Company other than for Good Cause (as defined below).

(c)

The Participant shall become vested in the shares of Restricted Stock as of the date of a Change in Control (as defined below), if the Change in Control occurs prior to the end of the Restricted Period, and the Participant’s Date of Termination does not occur before the Change in Control date.

          5.2     Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the expiration of the Restricted Period or, if earlier, until the Participant is vested in the shares.  Except as otherwise provided in this paragraph 5, if the Participant’s Date of Termination occurs during the Restricted Period, the Participant shall forfeit the Restricted Stock as of the Participant’s Date of Termination.

6.0     Definitions

          6.1     For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

          (a)          Change in Control.  The term “Change in Control” means an event involving one  transaction or a related series of transactions in which one of the following occurs:  (i) the Company issues securities equal to 50% or more of the Company’s issued and outstanding voting securities, determined as a single class, to any individual, firm, partnership or other entity, including a “group” within the meaning of section 13(d)(3) of the Securities Exchange Act of 1934;  (ii) the Company issues securities equal to 50% or more of the issued and outstanding common stock of the Company in connection with a merger,  consolidation or other business combination;  (iii) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving company; (iv) all or substantially all of the Company’s assets are sold or transferred; or (v) there is a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership.

          (b)     Date of Termination.  The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is either: (a) not employed by the Company or any Subsidiary, or (b) is no longer an Eligible Person under the Plan who, in the opinion of the Committee, is rendering valuable services to the Company or any Subsidiary, regardless of the reason for the termination of employment or services; provided that a termination of employment shall not be deemed to occur (i) if the Participant voluntarily left the Company for any reason other than retirement, disability or “Good Reason,”  or (ii) by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant’s employer.  If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary (and the Participant’s employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.

          (c)     Disability.  Except as otherwise provided by the Committee, the Participant shall be considered to have a “Disability” during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

          (d)     Good Cause.  The term “Good Cause” means that the Participant is terminated by majority vote of (excluding Participant) the Board of Directors as a result of (1) the occurrence of one of the following: (i) serious misconduct, dishonesty or disloyalty, directly related to the performance of duties for the Company, which results from a willful act or omission or from gross negligence, and which is materially or potentially materially injurious to the operations, financial condition or business reputation of the Company or any significant subsidiary thereof; (ii) Participant being convicted (or entering into a plea bargain admitting criminal guilt) in any criminal proceeding that may have a material adverse impact on the Company’s reputation and standing in the community; (iii) drug or alcohol abuse, but only to the extent that such abuse has an obvious and material effect on the Company’s reputation and/or on the performance of Participant’s duties and responsibilities; or (iv) willful and continued failure to substantially perform Participant’s duties; and (2) such event, conduct or condition that may result in termination for Good Cause is not cured within thirty days after written notice is delivered to Participant from the Company.  For these purposes, no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, in bad faith without reasonable belief that the action or omission was in the best interest of the Company.

          (e)     Good Reason.  The term “Good Reason” means that the Participant, without Participant’s consent has either:

•	incurred a material reduction in Participant’s title, status, authority or responsibility as CEO at the Company; or

•	failed to be re-elected to the Board and continue as the CEO/Chairman and been able to nominate one officer to the Board; or

•	incurred a reduction in the Participant’s base compensation from the Company; or

•	been notified that Participant’s principal place of work will be relocated by a distance of fifty (50) miles or more; or

•	been required to work more than ten (10) days per month outside of Participant’s principal offices for a six (6) month continuous period.

          (f)     Plan Definitions.  Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

7.0     Heirs and Successors

          7.1     This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been exercised or distributed, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.  If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

8.0     Administration

          8.1     The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan.  Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

9.0     Plan Governs

          9.1     Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

10.0   Amendment

          10.1     This Agreement may be amended by written agreement of the Participant and the Company, without the consent of any other person.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the Grant Date.

ITEX Corporation		PARTICIPANT

By:	Eric Best	Steven White, CEO
Committee Chairman

Printed Name

Address:

EXHIBIT A

Assignment Separate from Certificate

          FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Agreement (the “Agreement”), Steven White  hereby sells, assigns and transfers unto ITEX Corporation, a Nevada corporation (“Assignee”), Three Hundred Thousand (300,000) shares of the Common Stock of the Assignee, standing in the undersigned’s name on the books of said corporation represented by Certificate No.      herewith and does hereby irrevocably constitute and appoint the Secretary and/or the transfer agent of the Assignee as attorney-in-fact to transfer the said stock on the books of the within named company with full power of substitution in the premises.  This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the forfeiture of shares of Common Stock of said corporation issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain unvested and subject to forfeiture under the Agreement.

Dated:  ________________________

Signature________________________________

Signature________________________________

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE

          The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:

ADDRESS:

TAXPAYER IDENTIFICATION NO.:

TAXABLE YEAR: 2006

          The property with respect to which the election is made is described as follows: 300,000 shares (the “Shares”) of the Common Stock of ITEX Corporation (the “Company”).

          The date on which the property was transferred is:  July 6, 2006.

          The property is subject to the following restrictions:

The Shares will be forfeited if taxpayer’s employment is terminated before July 6, 2009.  This risk of forfeiture lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

          The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:  $177,000.

          The amount (if any) paid for such property is: $0.00.

          The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

          The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: July ___, 2006

Taxpayer

(Name)

          The undersigned spouse of taxpayer joins in this election. Dated: July          , 2006

          Spouse

(Name)